UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2007

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2007, Sontra Medical Corporation (“Sontra” or the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with Sherbrooke Partners, LLC (“Sherbrooke”) and additional investors identified in the Purchase Agreement (together with Sherbrooke, the “Purchasers”) relating to a financing (the “Financing”) of Sontra. Under the terms of the Purchase Agreement, Sontra will issue and sell in a private placement an aggregate of 6,000,000 shares of its common stock at a purchase price per share of $0.10 for an aggregate purchase price of $600,000. Sontra will also issue a warrant (the “Warrants”) to each Purchaser to purchase an amount of shares of common stock that equals 25% of the number of shares of common stock purchased by such Purchaser in the Financing, for an aggregate of 1,500,000 shares of common stock. The exercise price of the Warrants is $0.21 per share. The Warrants expire two years from the date of the closing of the Financing. The Warrants contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends. The Warrants also contain weighted average anti-dilution provisions that provide for an adjustment to the then effective exercise price (and number of shares of common stock issuable upon exercise) upon certain dilutive issuances by Sontra of equity securities.

The closing of the Financing is subject to the satisfaction of certain customary closing conditions and (i) the effectiveness of the delisting of Sontra’s common stock from the Nasdaq Capital Market, (ii) completion of the Purchasers’ due diligence investigation of Sontra to the Purchasers’ satisfaction, and (iii) the participation of certain members of Sontra’s Board of Directors and management in the Financing. The Financing is expected to close on or about January 18, 2007.

The offer, sale and issuance to the investors of the shares of common stock, the Warrants and the shares of common stock issuable upon the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, have not been and will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. Sontra is not required to register for resale under the Securities Act the shares of common stock issued to the Purchasers and the shares issuable upon the exercise of the Warrants.

The foregoing description of the Purchase Agreement and the Warrants and the transactions contemplated therein and thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and instruments, which are filed as exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference herein.

Representations and warranties contained in the negotiated Purchase Agreement that has been filed herewith or incorporated herein may (i) be subject to exceptions and qualifications contained in the reports, schedules, forms, statements and other documents required to be filed by Sontra with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act of 1934, as amended, including pursuant to Sections 13, 14 or 15(d) thereof, (ii) represent the parties’ risk allocation in the particular transaction, (iii) be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or (iv) cease to be true as of any given date. Accordingly, investors should not rely on or assume the accuracy of such representations and warranties in any assessment of Sontra.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Financing, on January 1, 2007, Thomas W. Davison, PhD, resigned as the Acting Chief Executive Officer and Director of Sontra effective immediately.

On January 2, 2007, the Board of Directors of Sontra appointed Harry G. Mitchell, the Company’s Acting Chief Financial Officer, to also serve as the Company’s Interim Chief Executive Officer on a part-time consulting basis. Mr. Mitchell will continue to serve as the Acting Chief Financial Officer.

Mr. Mitchell served as the Company’s Interim Chief Financial Officer from June 2006 until September 2006, at which time he was appointed the Company’s full-time Chief Financial Officer. In connection with the Company’s decision to cease operations on December 22, 2006, Mr. Mitchell was appointed Acting Chief Financial Officer on a part-time consulting basis. From 2004 until June 2006, Mr. Mitchell served as President and Chief Executive Officer of MedTech Advances, Inc. and provided financial and other consulting services to several other corporations. From 1999 to 2004, Mr. Mitchell was Chief Financial Officer of Boston Medical Technologies, Inc. There are no family relationships between Mr. Mitchell and any director or other executive officer of the Company.

Mr. Mitchell will serve as the part-time Interim Chief Executive Officer and Acting Chief Financing Officer on a consulting basis until the closing of the Financing. During this time he will work no less than 16 hours per week and his compensation will be $175 per hour. It is expected that Mr. Mitchell will once again become an employee upon the closing of the Financing. From the closing of the Financing until March 31, 2007, Mr. Mitchell will work on a part-time basis no less than three days per week and he will be paid a salary equal to 60% of $250,000, which is Mr. Mitchell’s agreed upon base salary. It is expected that from April 1, 2007 through July 31, 2007, Mr. Mitchell will work no less than four days per week and he will be paid a salary equal to 80% of $250,000. It is expected that from August 1, 2007 through December 31, 2007, Mr. Mitchell will work full-time and will be paid 100% of his base salary of $250,000. Mr. Mitchell will also be eligible to receive a bonus of up to $20,000 in connection with the completion of a subsequent financing by the Company.

On January 2, 2007, the Compensation Committee of the Board of Directors of the Company granted Mr. Mitchell a stock option under the Company’s 2003 Stock Option and Incentive Plan to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.21 per share, which was the closing price per share on the Nasdaq Capital Market of the Company’s common stock on December 29, 2006. The option vested and became exercisable as to 25% of the shares subject to the option on the date of grant and will vest and become exercisable as to 25% of the original number of shares subject to the option on each of the first, second and third anniversaries of the date of grant. The vesting schedule is subject to acceleration as follows: (i) 25,000 shares subject to the option will become immediately vested upon the closing of a financing in which the Company receives at least $1 million at any time before August 31, 2007, and (ii) 50,000 shares subject to the option will become immediately vested upon the closing of a financing in which the Company receives at least $2.5 million at any time before August 31, 2008.

Item 8.01 Other Events

On December 22, 2006, the Company announced that it would cease operations because it had been unable to raise additional capital. Since the date of the Company’s announcement, the Company entered into the Purchase Agreement to complete the Financing and as a result the Company plans to recommence operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished with this Form 8-K:

10.1	Common Stock and Warrant Purchase Agreement, dated January 2, 2007, by and among the Company, Sherbrooke Partners, LLC and the Purchasers named therein.

10.2	Form of Warrant to Purchase Shares of Common Stock.

99.1	Press Release of the Company, dated January 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: January 4, 2007

By:  /s/  Harry G. Mitchell

        Harry G. Mitchell

        Interim Chief Executive Officer and

        Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock and Warrant Purchase Agreement, dated January 2, 2007, by and among the Company, Sherbrooke Partners, LLC and the Purchasers named therein.

10.2	Form of Warrant to Purchase Shares of Common Stock.

99.1	Press Release of the Company, dated January 3, 2007.